Exhibit 99



For Immediate Release
For:                                             Contact:
Packaging Dynamics Corporation                   Michael Arduino
3900 West 43rd Street                            Packaging Dynamics Corporation
Chicago, Illinois 60632                          (773)843-8000

         Distribution of Packaging Dynamics Common Stock Completed

Chicago, Illinois: Monday, July 1, 2002 - Packaging Dynamics Corporation (Nasdaq: PKDY) today announced the completion of the distribution by Ivex Packaging Corporation (NYSE: IXX) of 4,548,050 shares of Packaging Dynamics common stock to stockholders and certain option holders of Ivex. The distribution became effective immediately prior to the acquisition of Ivex by Alcoa Inc. through the merger of a wholly-owned subsidiary of Alcoa with and into Ivex. Plans for the distribution and the merger had been announced by Ivex on March 18, 2002.

The Packaging Dynamics shares distributed by Ivex represent in the aggregate approximately 48.2% of the outstanding shares of Packaging Dynamics common stock. Under the terms of the distribution,

o Ivex stockholders of record at the close of business on June 28, 2002 will receive one share of Packaging Dynamics common stock for every five shares of Ivex common stock that they owned at such time; and

o holders at the close of business on June 28, 2002 of options to acquire Ivex common stock will receive one share of Packaging Dynamics common stock for every five shares of Ivex common stock subject to such options (except for any option having an exercise price of $23.25 per share).

Distribution participants will receive their shares of Packaging Dynamics common stock automatically; no action is required on the part of Ivex stockholders and option holders. Persons receiving Packaging Dynamics common stock in the distribution will be sent a statement evidencing their shares.

Questions concerning the distribution may be addressed to EquiServe Trust Company, N.A., the distribution agent and the transfer agent and registrar for Packaging Dynamics common stock, at (800) 446-2617 (from within the United States and Canada) or (201) 324-0498 (from outside the United States and Canada).

Packaging Dynamics, headquartered in Chicago, Illinois, is a vertically integrated flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets. Packaging Dynamics generated approximately $234.8 million in consolidated revenues in 2001 and had approximately 1,106 employees as of March 31, 2002.

Statements contained in this press release that are not historical fact are forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are based on a number of assumptions and estimates that are inherently subject to significant risks and uncertainties, many of which are beyond the control of Packaging Dynamics, cannot be foreseen and reflect future business decisions that are subject to change. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The factors that could affect Packaging Dynamics' results include, but are not limited to, (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in Packaging Dynamics' product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) Packaging Dynamics' ability to develop new products and to identify and execute capital programs and acquisitions;
(vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets where Packaging Dynamics operates; (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond Packaging Dynamics' control; and (x) Packaging Dynamics' actual performance; as well as other matters discussed in Packaging Dynamics' filings with the Securities and Exchange Commission.